                                                                     EXHIBIT 2.2


               OMITTED SCHEDULES TO THE ASSET PURCHASE AGREEMENT
            AMONG THE SEXAUER COMPANY, NORTHERN PLAINS SEED COMPANY,
               SEXAUER ACQUISITION COMPANY AND AGRIBIOTECH, INC.
               -------------------------------------------------



Schedule No.                  Description
-----------                   -----------
1             The Purchase Price
1(a)          The Sexauer Inventory
1(a-1)        The Northern Plains Inventory
1(b)          The Sexauer Real Property
1(b-1)        The Northern Plains Real Property
1(c)          The Sexauer Buildings and Improvements
1(c-1)        The Northern Plains Buildings and Improvements
1(d)          The Sexauer Equipment and Machinery
1(d-1)        The Northern Plains Equipment and Machinery
1(e)          The Sexauer Office Furniture and Fixtures
1(e-1)        The Northern Plains Office Furniture and Fixtures
1(f)          The Sexauer Automobiles, Trucks, Forklifts
                and Other Vehicles
1(f-1)        The Northern Plains Automobiles, Trucks, Forklifts
                and Other Vehicles
1(h)          The Sexauer Pre-Paid Assets
1(h-1)        The Northern Plains Pre-Paid Assets
1(i)          The Other Assets
1(j)          Cash or Cash Equivalents
1(k)          The Trade Names
1(l)          The Trademarks
1(m)          Plant Variety Protection Act Certificates
1(n)          The Sexauer Customer List
1(n-1)        The Northern Plains Customer List
1(q)          The Sexauer Accounts Receivable
1(q-1)        The Northern Plains Accounts Receivable
1(r)          The Sexauer Assumed Liabilities
1(r-1)        The Northern Plains Assumed Liabilities
3(a)          The Excluded Assets
6(a)          Exceptions to Title
6(c)          Legal Proceedings; Claims
6(e)          Material Agreements, Contracts, Commitments,
                Obligations and Understandings
6(f)          Violations or Restrictions
6(g)          Court Orders and Decrees
6(i)          Governmental Licenses, Permits, Etc.
6(j)          Environmental Claims
6(k)          Employee Benefit Plans
6(o)          The Sellers' Undisclosed Liabilities and Conditions
6(p)          Compliance with Laws
6(r)          Changes Outside of Ordinary Course
6(t)          Non-Cancelable Labor Contracts
8(b)          Indemnified Actions Less Than $25,000
11(n)         List of Sexauer Agreements to be Assigned and Assumed
11(n-1)       List of Northern Plains Agreements to be Assigned
                and Assumed

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                OMITTED EXHIBITS TO THE ASSET PURCHASE AGREEMENT
            AMONG THE SEXAUER COMPANY, NORTHERN PLAINS SEED COMPANY,
               SEXAUER ACQUISITION COMPANY AND AGRIBIOTECH, INC.
               -------------------------------------------------


Exhibit No.    Description
----------     -----------
6(n)           The Sellers' Financial Statements

11(f)          Form of the Sellers' Legal Opinion

11(k)          Form of Non-Competition Agreement

12(d)          Form of the Buyer's Legal Opinion

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Registrant will furnish to the Securities and Exchange Commission a copy of any
Schedule or Exhibit listed above upon request.